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EXHIBIT 23(I)

                  April 29, 2005

                  MMA Praxis Mutual Funds
                  3435 Stelzer Road
BOSTON            Columbus, OH  43219

BRUSSELS          Re: Registration Statement on Form N-1A

CHARLOTTE         Ladies and Gentlemen:

FRANKFURT         We have acted as counsel for MMA Praxis Mutual Funds (the
                  "Registrant") and its series, the MMA Praxis Intermediate
HARRISBURG        Income Fund, the MMA Praxis Core Stock Fund, the MMA Praxis
                  International Fund and the MMA Praxis Value Index Fund (each,
HARTFORD          a "Fund", and collectively, the "Funds"), and we are familiar with the Registrant's registration statement with respect to
LONDON            the Funds under the Investment Company Act of 1940, as
                  amended, and with the registration statement relating to their shares under the Securities Act of 1933, as amended
                  (collectively, the "Registration Statement"). Registrant is organized as a business trust under the laws of the State of Delaware.

LUXEMBOURG

                  We have examined Registrant's Declaration of Trust and other
MUNICH materials relating to the authorization and issuance of shares of beneficial interest of Registrant, Post-Effective Amendment No. 19 to the Registration Statement and such other documents
NEW YORK and matters as we have deemed necessary to enable us to give this opinion.

NEWPORT BEACH     Based upon the foregoing, we are of the opinion that each
                  Fund's shares proposed to be sold pursuant to Post-Effective
                  Amendment No. 19 to the Registration Statement, when it is
PALO ALTO         made effective by the Securities and Exchange Commission, will have been validly authorized and, when sold in accordance with the terms of such Amendment and the requirements of applicable
PARIS             federal and state law and delivered by Registrant against
                  receipt of the net asset value of the shares of the applicable
PHILADELPHIA      Fund and its classes of shares, as described in Post-Effective
                  Amendment No. 19 to the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by Registrant.

PRINCETON

                  We hereby consent to the filing of this opinion as an exhibit
SAN FRANCISCO     to Post-Effective Amendment No. 19 to the Registration
                  Statement, to be filed with the Securities and Exchange
WASHINGTON        Commission in connection with the continuous offering of each
                  Fund's shares of beneficial interest, as indicated above, and to references to our firm, as counsel to Registrant, in the Funds' prospectus and Statement of Additional Information to be dated as of the effective date of Post-Effective Amendment
                  No. 19 to the Registration Statement and in any revised or amended versions thereof, until such time as we revoke such consent.

                  Very truly yours,

                  /s/ Dechert LLP

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